CONFLICT MINERALS REPORT OF RUCKUS WIRELESS, INC.
FOR THE REPORTING PERIOD FROM JANUARY 1, 2014 TO DECEMBER 31, 2014

Background

This Conflict Minerals Report of Ruckus Wireless, Inc. (“Ruckus”) for calendar year 2014 (the “Reporting Period”) has been prepared in accord with the Rule 13p-1 and Form SD under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”).

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo and adjoining countries, which currently include the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

If Conflict Minerals are necessary to the functionality or production of products manufactured or contracted to be manufactured by a company, the company is required to conduct a good faith reasonable country of origin inquiry (“RCOI”) to determine whether any of the necessary Conflict Minerals in those products originated in the Covered Countries and whether any of the necessary Conflict Minerals may be from recycled or scrap sources. If, as a result of the RCOI, a company has reason to believe that any of the necessary Conflict Minerals in its supply chain may have originated in the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the company must perform due diligence on the Conflict Minerals’ source and chain of custody.

As described in this Report, certain of Ruckus’ operations contract to manufacture products and Conflict Minerals are necessary to the functionality or production of those products.

Company Overview

Ruckus is a global provider of advanced, carrier-class Wi-Fi solutions. Ruckus’ solutions, referred to as Smart Wi-Fi, are used by service providers and enterprises to solve a range of network capacity, coverage and reliability challenges associated with increasing wireless traffic demands created by a growth in the number of users equipped with more powerful smart wireless devices and using increasingly data rich applications and services. Ruckus markets and sells its products and technology directly and indirectly through a vast network of channel partners to a variety of service providers and enterprises around the world. Ruckus’ Smart Wi-Fi solutions offer carrier-class features and functionalities such as enhanced reliability, consistent performance, extended range, and massive scalability. Ruckus’ products include high capacity, high-speed hardware gateways, controllers, wireless bridges, indoor and outdoor access points, software platforms providing gateway, controller and reporting, analytics and management solutions, and unique Wi-Fi-related cloud services, such as location-based positioning and public access. These hardware and software products and cloud services incorporate various elements of our proprietary technologies, including Smart Radio, SmartCast, SmartMesh and Smart Scaling, to enable high performance in a variety of challenging operating environments.

Description of the Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by Ruckus; and (iii) for which the manufacture was completed during calendar year 2014. These products, which are referred to in this Report collectively as the “Covered Products,” are the following: SmartCell Gateway, ZoneDirector controllers, ZoneFlex access points and Xclaim access points.

Supply Chain Overview

All of our products are either manufactured by contract manufacturers or otherwise purchased by Ruckus from third parties for resale. As a purchaser, Ruckus is many steps removed from the mining of Conflict Minerals; Ruckus does not purchase raw ore or unrefined Conflict Minerals, and does no purchasing in the Covered Countries. Ruckus’ supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of the Conflict Minerals. In this regard, Ruckus does not purchase the Conflict Minerals directly from mines, smelters or refiners. As explained further below, we must therefore rely on our contract manufacturers and suppliers to provide information regarding the origin of the Conflict Minerals in the Covered Products.

Reasonable Country-of-Origin Inquiry

Ruckus has conducted a good faith RCOI regarding the Conflict Minerals that were necessary to the functionality or production of the Covered Products (the “Necessary Conflict Minerals”). This RCOI was reasonably designed to determine whether any of the Necessary Conflict Minerals originated in the Covered Countries and whether any of the necessary Conflict Minerals may be from recycled or scrap sources. The RCOI comprised the conduct described under the caption “Description of Due Diligence Measures -- Identify and Assess Risk in the Supply Chain” below. Because, as a result of the RCOI, Ruckus knows or has reason to believe that a portion of its Necessary Conflict Minerals originated or may have originated in the “Covered Countries” and knows or has reason to believe that those Necessary Conflict Minerals may not be from recycled or scrap sources, Ruckus also performed due diligence on the source and chain of custody of the Necessary Conflict Minerals to seek to determine whether or not the Covered Products were “DRC conflict free” (i.e., that the Necessary Conflict Minerals in the Covered Products either came from recycled or scrap sources or did not directly or indirectly finance or benefit armed groups in the Covered Countries).

Due Diligence Performed

Design of Due Diligence

Ruckus designed its due diligence measures to be in conformity with, in all material respects, the internationally recognized due diligence framework in The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Framework”), consistent with Ruckus’ position as a downstream company. Ruckus integrated the five-step OECD Framework into its due diligence measures as described below.

Description of Due Diligence Measures

Ruckus’ due diligence measures performed with respect to Covered Products included the following:

1.    OECD Step 1 - Establish Strong Company Management Systems

Conflict Minerals policy. Ruckus adopted a policy statement regarding Conflict Minerals that outlines its commitment to sourcing products from suppliers that conduct business in a socially responsible and ethical manner. This statement is available on our website at www.ruckuswireless.com under “Investors - Corporate Governance,” and contract manufacturers and suppliers are expected to follow this policy and provide Ruckus with conflict-free parts and products. In addition, in connection with our outreach described below, a letter communicating Ruckus’ commitment to sourcing responsibly, was sent to contract manufacturers and suppliers.

Conflict Minerals team. Ruckus formed a committee consisting of individuals from the operations team as well as the legal team to review Ruckus’ supply chain for Conflict Minerals. The committee met periodically over the course of 2014 and into 2015 to review Ruckus’ supply chain for Conflict Minerals for 2014. The executive team at Ruckus had oversight responsibility for the work done by the committee and fully supported the committee’s efforts. The Committee reported to the executive team as needed. Committee members received refresher training regarding the Rule, Conflict Minerals and properly reviewing and validating supplier responses, and consulted with outside advisors regarding certain aspects of Ruckus’ efforts to comply with the Rule.

System of controls and transparency. In addition, Ruckus established an internal electronic database for maintenance of business records relating to Conflict Minerals due diligence, including records of supplier responses and resulting decisions.

Strengthen engagement with suppliers. To help suppliers understand Ruckus’ expectations and its due diligence and disclosure obligations under the Rule, and to facilitate supplier responsiveness to Ruckus’ inquiry, Ruckus provided suppliers with background information about the Rule and references to training materials and other informational resources.

Establish a company grievance mechanism. Ruckus maintains a whistleblower hotline that is available to report, confidentially and anonymously, violations of company policies or other illegal or unethical behavior, online at www.ruckuswireless.ethicspoint.com or by phone at (888) 581-2151 (a toll-free number for calls from outside of the United States or Canada can be obtained by visiting www.ruckuswireless.ethicspoint.com). Concerned parties who wish to report information regarding Ruckus’ sourcing and use of Conflict Minerals in its products can do so through this existing hotline.

2.    OECD Step 2 - Identify and Assess Risk in the Supply Chain

To identify risks in Ruckus’ supply chain, the committee relied on contract manufacturers and suppliers to provide information on the origin of the Conflict Minerals contained in components that are included in the Covered Products. The committee asked each contract manufacturer of the Covered Products, as well as all component suppliers on Ruckus’ approved vendor list for such products (but excluding packaging suppliers) to complete the Conflict Minerals Reporting Template (“Template”) developed by the Conflict-Free Sourcing Initiative (“CFSI”), an initiative of the Electronic Industry Citizenship Coalition Global e-Sustainability Initiative (“EICC-GeSI”). Ruckus considered these contract manufacturers and suppliers to be “in scope” for purposes of its assessment.

The Template provided a standardized method for Ruckus to use in the collection of representations, statements and data from Ruckus contract manufacturers and suppliers related to the presence, use, source and chain of custody of the Conflict Minerals in supplier parts that are incorporated in the Covered Products. The Template requested contract manufacturers and suppliers to include the country of origin of any Conflict Minerals and the facilities used to process these minerals.

Ruckus sent requests to all of its contract manufacturers and in-scope suppliers to complete the Template. As of the date of this Report, out of five contract manufacturers and 289 in-scope suppliers, Ruckus has received responses from four contract manufacturers and 145 in-scope suppliers. The committee reviewed and compared the responses with other information in its possession and, where appropriate, made further inquiries. The responses were individually validated by committee members. When there were questions regarding the responses, the response was sent to a second committee member to review. If the second review of the response left questions, the initial reviewer went back to the contract manufacturer or supplier for further information.

In instances where a contract manufacturer or supplier refused to complete the Template, committee members had follow-up discussions to insist on completion of the Template. In some instances, Ruckus received conflicting or incomplete information regarding the facilities utilized to process Necessary Conflict Minerals in supplier parts, as well as insufficient information regarding the mines or sources of origin of those Conflict Minerals. Nevertheless, each response was evaluated and, where possible, validated to determine sufficiency, accuracy or completeness of its response. For responses that were insufficient, potentially inaccurate or incomplete, or which otherwise raised red flags, Ruckus made repeat inquiries, sometimes contacting certain contract manufacturers or suppliers on multiple occasions. The committee continues to follow up with 12 in-scope suppliers for more complete or accurate information, as well as the contract manufacturer and in-scope suppliers from which the committee has not yet received an initial response.

To the extent that Ruckus was able to identify smelters and refiners that might be in the supply chain based on data provided by its contract manufacturers and suppliers, the committee took steps to assess the smelters’ or refiners’ due diligence to the extent practicable. In particular, the committee compared the smelters and refiners identified by contract manufacturers and suppliers on the Template against the list of smelter and refiner facilities for tantalum, tin, tungsten and gold that have received a “conflict free” designation through the Conflict-Free Smelter Program (“CFSP”) developed by the CFSI. The CFSP identifies smelters and refiners that an independent third-party audit has confirmed have systems in place that comply with the CFSP’s assessment protocols to assure sourcing of only conflict-free minerals.

3.    OECD Step 3 - Design and Implement a Strategy to Respond to Risk

Ruckus determines on a case-by-case basis the appropriate risk mitigation strategy for any supply chain risks identified in the course of its due diligence efforts, including where suppliers do not cooperate or ultimately do not source from smelters or refiners that have been designated as “conflict free” by an independent, third-party auditor. Potential outcomes under this risk mitigation strategy include continuing to work with the supplier while risks are addressed, or reassessing the relationship with the supplier. Under this risk mitigation strategy, to the extent that risks that require mitigation are identified, if applicable, the committee will adopt procedures for monitoring and tracking the performance of the risk mitigation efforts and for reporting these efforts back to members of the executive team as appropriate. Under these procedures, the committee also will take additional factors into consideration including supplier size and capabilities, whether alternatives are available and Ruckus’ dependence on the supplier.

4.    OECD Step 4 - Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

As Ruckus has no direct relationship with smelters or refiners in its supply chain, it did not perform or direct audits of these entities within its supply chain. As an alternative, the committee reviewed and relied on publicly available data collected and published by the CFSP’s independent voluntary audit and certification program in which an independent third party evaluates smelter and refiner procurement activities and determines whether the smelter or refiner demonstrated that it has systems and controls in place to ensure that all materials it processed originated from conflict-free sources.

5.    OECD Step 5 - Report on Supply Chain Due Diligence

As required under the Rule, we have filed our Form SD, which contains this Report as an exhibit, with the SEC for the reporting period commencing January 1, 2014 and ending December 31, 2014. Ruckus expects to report annually, as required by the Rule, and has posted this Report on its website.

Due Diligence Outcome

Given that not all smelters identified by our suppliers were certified as “conflict free” by the CFSP and that a number of supplier responses regarding the sources of raw materials for the Covered Products were determined to be uncertain or unknown, Ruckus was unable to precisely determine whether or not all supplier parts in its supply chain for the Covered Products contain necessary Conflict Minerals from the Covered Countries or, in the alternative, utilized Conflict Minerals in their manufacture that either financed or benefited, directly or indirectly, armed groups in the Covered Countries. As such, Ruckus’ due diligence in 2014 found that Ruckus products containing or utilizing Conflict Minerals are DRC conflict undeterminable.

The statements above are based on the RCOI process and due diligence performed in good faith by Ruckus. These statements are based on the infrastructure and information available at the time. A number of factors could introduce errors or otherwise affect this Report. These factors include, but are not limited to, gaps in product or product content information, gaps in supplier data, gaps in smelter data, errors or omissions by suppliers, errors or omissions by smelters, gaps in supplier education and knowledge, lack of timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol, oversights or errors in conflict-free smelter audits, Covered Countries sourced materials being declared secondary materials, companies’ not continuing in business in 2014 or 2015, certification programs that are not equally advanced for all industry segments and metals, and smuggling of the Conflict Minerals to countries beyond the Covered Countries.

Identified Smelters and Refiners

While some of Ruckus’ contract manufacturers and suppliers provided information for the particular products they supply to Ruckus, the majority provided this information on a division or company-wide basis. When the contract manufacturers and suppliers provided product-level information, Ruckus has listed in Schedule 1 of this Report the smelters or refiners identified. However, when the contract manufacturers and suppliers provided only division or company-level information, Ruckus determined that it did not have sufficient information to reasonably identify the particular smelter or refiner that processed the Conflict Minerals contained in the particular type of component in the Covered Products, and thus did not include the smelters or refiners in Schedule 1. In addition, the smelters and refiners listed on Schedule 1 include only those reported entities that were listed on the Standard Smelter Names tab of the Template or the list of Conflict Minerals processing facilities published by the Department of Commerce, because those are the only reported entities that Ruckus was able to determine were smelters or refiners. Based solely on information provided by suppliers and the CFSP, of the 261 smelters and refiners identified on Schedule 1, 153 have been certified as “conflict free” by the CFSP, and an additional 33 have committed to undergo a CFSP audit.

Identified Countries of Origin of Necessary Conflict Minerals

When the contract manufacturers or suppliers provided product-level information, Ruckus has listed in Schedule 2 of this Report the countries of origin of the Necessary Conflict Minerals.

Efforts to Determine Mine or Location of Origin

Ruckus’ efforts to determine the mines or locations of origin of the Necessary Conflict Minerals with the greatest possible specificity included the use of the due diligence measures described above.

Future Due Diligence and Risk Mitigation

Ruckus expects to take the following steps, among others, to continue to improve the due diligence conducted and to further mitigate the risk that the Necessary Conflict Minerals in Ruckus’ products benefit armed groups in the Covered Countries, including:

1. Ruckus intends to continue to work with contract manufacturers and suppliers that provided incomplete or insufficient information, or were unresponsive to the information request, in an effort to obtain complete and accurate information in 2015.

2. Ruckus intends to request that contract manufacturers and suppliers complete the Templates by providing product- or component-specific information and provide responses that identify materials down to the smelter and mine.

3. Ruckus intends to enhance its due diligence processes by developing and following more robust procedures for supplier communications, training and escalation processes in order to improve supplier data accuracy and completeness.

4. In connection with Ruckus’ 2015 Conflict Minerals reporting, Ruckus plans to engage a third-party service provider to assist with data collection, facilitating supplier outreach efforts and tracking and analyzing supplier responses through an online platform.

Cautionary Note on Forward-looking Statements

This Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this Report, including without limitation, statements regarding the Company’s intentions and expectations regarding further supplier engagement, due diligence and risk mitigation efforts and strategy, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. These forward looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially and adversely from those anticipated or implied which include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on Ruckus’ ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others. Ruckus undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Schedule 1

Smelter and Refiner Information

Metal	Standard Smelter Names	Smelter Facility Location: Country
Gold (Au)	Aida Chemical Industries Co. Ltd.	JAPAN
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold (Au)	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold (Au)	Argor-Heraeus SA	SWITZERLAND
Gold (Au)	Asahi Pretec Corporation	JAPAN
Gold (Au)	Asaka Riken Co Ltd	JAPAN
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold (Au)	Aurubis AG	GERMANY
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold (Au)	Bauer Walser AG	GERMANY
Gold (Au)	Boliden AB	SWEDEN
Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY
Gold (Au)	Caridad	MEXICO
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CANADA
Gold (Au)	Cendres + Métaux SA	SWITZERLAND
Gold (Au)	Central Bank of the Philippines Gold Refinery & Mint	PHILIPPINES
Gold (Au)	Chimet S.p.A.	ITALY
Gold (Au)	China National Gold Group Corporation	CHINA
Gold (Au)	Chugai Mining	JAPAN
Gold (Au)	Colt Refining	UNITED STATES
Gold (Au)	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold (Au)	Do Sung Corporation	KOREA, REPUBLIC OF
Gold (Au)	Doduco	GERMANY
Gold (Au)	Dowa	JAPAN
Gold (Au)	Eco-System Recycling Co., Ltd.	JAPAN
Gold (Au)	Ferro Corporation	UNITED STATES
Gold (Au)	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold (Au)	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold (Au)	Guangdong Jinding Gold Limited	CHINA
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold (Au)	Heimerle + Meule GmbH	GERMANY
Gold (Au)	Heraeus Ltd. Hong Kong	HONG KONG
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold (Au)	Heraeus USA	UNITED STATES
Gold (Au)	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold (Au)	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold (Au)	Istanbul Gold Refinery	TURKEY
Gold (Au)	Japan Mint	JAPAN
Gold (Au)	Jiangxi Copper Company Limited	CHINA
Gold (Au)	Johnson Matthey Inc	UNITED STATES
Gold (Au)	Johnson Matthey Ltd	CANADA

Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold (Au)	JSC Uralelectromed	RUSSIAN FEDERATION
Gold (Au)	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold (Au)	Kazzinc Ltd	KAZAKHSTAN
Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES
Gold (Au)	Kojima Chemicals Co., Ltd	JAPAN
Gold (Au)	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold (Au)	L' azurde Company For Jewelry	SAUDI ARABIA
Gold (Au)	La Caridad	MEXICO
Gold (Au)	Lingbao Gold Company Limited	CHINA
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold (Au)	LS-NIKKO Copper Inc.	KOREA
Gold (Au)	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold (Au)	Materion	UNITED STATES
Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN
Gold (Au)	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold (Au)	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold (Au)	Metalor Technologies Ltd. (Suzhou)	CHINA
Gold (Au)	Metalor Technologies SA	SWITZERLAND
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES
Gold (Au)	Met-Mex Peñoles, S.A.	MEXICO
Gold (Au)	Mitsubishi Materials Corporation	JAPAN
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold (Au)	Nihon Material Co. LTD	JAPAN
Gold (Au)	Ohio Precious Metals, LLC	UNITED STATES
Gold (Au)	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold (Au)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold (Au)	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold (Au)	PAMP SA	SWITZERLAND
Gold (Au)	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold (Au)	PX Précinox SA	SWITZERLAND
Gold (Au)	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold (Au)	Republic Metals Corporation	UNITED STATES
Gold (Au)	Royal Canadian Mint	CANADA
Gold (Au)	Sabin Metal Corp.	UNITED STATES
Gold (Au)	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold (Au)	Schone Edelmetaal	NETHERLANDS
Gold (Au)	SEMPSA Joyería Platería SA	SPAIN
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold (Au)	So Accurate Group, Inc.	UNITED STATES
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold (Au)	The Great Wall Gold and Silver Refinery of China	CHINA
Gold (Au)	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold (Au)	Tokuriki Honten Co., Ltd	JAPAN
Gold (Au)	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold (Au)	Torecom	KOREA, REPUBLIC OF
Gold (Au)	Umicore Brasil Ltda	BRAZIL
Gold (Au)	Umicore Precious Metals Thailand	THAILAND
Gold (Au)	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold (Au)	United Precious Metal Refining, Inc.	UNITED STATES
Gold (Au)	Valcambi SA	SWITZERLAND
Gold (Au)	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold (Au)	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold (Au)	Yokohama Metal Co Ltd	JAPAN
Gold (Au)	Yunnan Copper Industry Co Ltd	CHINA
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold (Au)	Zijin Mining Group Co. Ltd	CHINA
Tin (Sn)	Alpha	UNITED STATES
Tin (Sn)	China Rare Metal Materials Company	CHINA
Tin (Sn)	China Tin Group Co., Ltd.	CHINA
Tin (Sn)	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin (Sn)	Cookson	UNITED STATES
Tin (Sn)	Cooper Santa	BRAZIL
Tin (Sn)	CV DS Jaya Abadi	INDONESIA
Tin (Sn)	CV JusTindo	INDONESIA
Tin (Sn)	CV Makmur Jaya	INDONESIA
Tin (Sn)	CV Nurjanah	INDONESIA
Tin (Sn)	CV Prima Timah Utama	INDONESIA
Tin (Sn)	CV Serumpun Sebalai	INDONESIA
Tin (Sn)	CV United Smelting	INDONESIA
Tin (Sn)	Dowa	JAPAN
Tin (Sn)	EM Vinto	BOLIVIA
Tin (Sn)	Estanho de Rondônia S.A.	BRAZIL
Tin (Sn)	Fenix Metals	POLAND
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin (Sn)	Gejiu Zi-Li	CHINA
Tin (Sn)	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin (Sn)	Jean Goldschmidt International	BELGIUM
Tin (Sn)	Jiangxi Nanshan	CHINA
Tin (Sn)	Linwu Xianggui Smelter Co	CHINA
Tin (Sn)	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin (Sn)	Melt Metais e Ligas S/A	BRAZIL
Tin (Sn)	Metallo Chimique	BELGIUM
Tin (Sn)	Mineração Taboca S.A.	BRAZIL
Tin (Sn)	Minsur	PERU
Tin (Sn)	Mitsubishi Materials Corporation	JAPAN
Tin (Sn)	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin (Sn)	OMSA	BOLIVIA

Tin (Sn)	PT Alam Lestari Kencana	INDONESIA
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA
Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin (Sn)	PT Babel Inti Perkasa	INDONESIA
Tin (Sn)	PT Babel Surya Alam Lestari	INDONESIA
Tin (Sn)	PT Bangka Kudai Tin	INDONESIA
Tin (Sn)	PT Bangka Putra Karya	INDONESIA
Tin (Sn)	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin (Sn)	PT Bangka Tin Industry	INDONESIA
Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA
Tin (Sn)	PT BilliTin Makmur Lestari	INDONESIA
Tin (Sn)	PT Bukit Timah	INDONESIA
Tin (Sn)	PT DS Jaya Abadi	INDONESIA
Tin (Sn)	PT Eunindo Usaha Mandiri	INDONESIA
Tin (Sn)	PT Fang Di MulTindo	INDONESIA
Tin (Sn)	PT HANJAYA PERKASA METALS	INDONESIA
Tin (Sn)	PT HP Metals Indonesia	INDONESIA
Tin (Sn)	PT Inti Stania Prima	INDONESIA
Tin (Sn)	PT Karimun Mining	INDONESIA
Tin (Sn)	PT Koba Tin	INDONESIA
Tin (Sn)	PT Mitra Stania Prima	INDONESIA
Tin (Sn)	PT Panca Mega Persada	INDONESIA
Tin (Sn)	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin (Sn)	PT Prima Timah Utama	INDONESIA
Tin (Sn)	PT Refined Bangka TIN	INDONESIA
Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA
Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA
Tin (Sn)	PT Sumber Jaya Indah	INDONESIA
Tin (Sn)	PT Supra Sukses Trinusa	INDONESIA
Tin (Sn)	PT Tambang Timah	INDONESIA
Tin (Sn)	PT Timah (Persero), Tbk	INDONESIA
Tin (Sn)	PT Timah Nusantara	INDONESIA
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA
Tin (Sn)	PT Tommy Utama	INDONESIA
Tin (Sn)	PT Wahana Perkit Jaya	INDONESIA
Tin (Sn)	PT Yinchendo Mining Industry	INDONESIA
Tin (Sn)	Rui Da Hung	TAIWAN
Tin (Sn)	Soft Metais, Ltda.	BRAZIL
Tin (Sn)	Thaisarco	THAILAND
Tin (Sn)	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin (Sn)	Wilhelm Westmetall	GERMANY
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin (Sn)	Yunnan Tin Company, Ltd.	CHINA
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum (Ta)	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum (Ta)	Duoluoshan	CHINA
Tantalum (Ta)	Exotech Inc.	UNITED STATES
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHINA
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN
Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum (Ta)	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum (Ta)	H.C. Starck Co., Ltd.	THAILAND
Tantalum (Ta)	H.C. Starck GmbH Goslar	GERMANY
Tantalum (Ta)	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum (Ta)	H.C. Starck Inc.	UNITED STATES
Tantalum (Ta)	H.C. Starck Ltd.	JAPAN
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum (Ta)	Hi-Temp	UNITED STATES
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum (Ta)	KEMET Blue Metals	MEXICO
Tantalum (Ta)	KEMET Blue Powder	UNITED STATES
Tantalum (Ta)	King-Tan Tantalum Industry Ltd	CHINA
Tantalum (Ta)	LSM Brasil S.A.	BRAZIL
Tantalum (Ta)	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum (Ta)	Mineração Taboca S.A.	BRAZIL
Tantalum (Ta)	Mitsui Mining & Smelting	JAPAN
Tantalum (Ta)	Molycorp Silmet A.S.	ESTONIA
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum (Ta)	Plansee SE Liezen	AUSTRIA
Tantalum (Ta)	Plansee SE Reutte	AUSTRIA
Tantalum (Ta)	QuantumClean	UNITED STATES
Tantalum (Ta)	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum (Ta)	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum (Ta)	Taki Chemicals	JAPAN
Tantalum (Ta)	Telex	UNITED STATES
Tantalum (Ta)	Ulba	KAZAKHSTAN
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum (Ta)	Zhuzhou Cement Carbide	CHINA
Tungsten (W)	A.L.M.T. Corp.	JAPAN
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten (W)	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten (W)	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten (W)	H.C. Starck GmbH	GERMANY
Tungsten (W)	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten (W)	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Japan New Metals Co., Ltd.	JAPAN
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA

Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Kennametal Fallon	VIET NAM
Tungsten (W)	Kennametal Huntsville	UNITED STATES
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten (W)	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd	VIETNAM
Tungsten (W)	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten (W)	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Schedule 2

Country of Origin Information

Australia
Brazil
Bolivia
Canada
China
Democratic Republic of the Congo*
Germany
Hong Kong
Indonesia
Italy
Japan
Laos
Malaysia
Mozambique
Peru
Philippines
Portugal
Republic of Korea
Russia
Spain
South Africa
Thailand
United States

* Where the Democratic Republic of the Congo was identified as the country of origin, Ruckus confirmed that the identified smelter or refiner was certified as “conflict-free” by the CFSP